United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report: February 26, 2016

APOLLO RESIDENTIAL MORTGAGE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35246	45-0679215
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, LLC

9 West 57th Street, 43rd Floor

New York, NY 10019

(Address of principal executive offices)

(212) 515-3200

(Registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 26, 2016, Apollo Residential Mortgage, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Apollo Commercial Real Estate Finance, Inc., a Maryland corporation (“ARI”), and Arrow Merger Sub, Inc., a Maryland corporation (“Merger Sub”). The Merger Agreement provides for (i) Merger Sub to be merged with and into the Company, with the Company as the surviving entity in such merger (the “First Merger”), and (ii) promptly thereafter, the Company to be merged with and into ARI, with ARI as the surviving entity in such merger (the “Second Merger” and, together with the First Merger, the “Mergers”).

The consideration payable to the Company stockholders will consist of a combination of cash and ARI common stock. The amount of the consideration shall be determined based on the book value of the Company as of the date that is three business days prior to the date on which the proxy statement relating to the transaction is mailed to the stockholders of the Company (the “Pricing Date”). Each share of common stock of the Company outstanding as of immediately prior to the effective time of the First Merger will be converted into the right to receive (i) such number of shares of ARI common stock equal to 13,400,000 divided by the number of shares of Company common stock outstanding as of the Pricing Date, on a fully diluted basis (calculated after giving effect to the vesting of Company Restricted Shares (as defined herein)) (the “Per Share Stock Consideration”) and (ii) an amount of cash equal to (A) 89.25% of the Company’s book value per share of Company stock as of the Pricing Date, less (B) the value of the Per Share Stock Consideration (based on a fixed per share value of ARI common stock of $16.75), less (C) the per share amount of any dividend declared or paid by the Company between the Pricing Date and the consummation of the transaction in accordance with the Merger Agreement to enable the Company to maintain its qualification as a REIT, plus (D) in the event the consummation of the Mergers does not occur within 45 days of the Pricing Date, an amount of cash equal to 3% of the Company’s book value as of the Pricing Date on an annualized basis accruing daily beginning on and including the 45th day following the Pricing Date and ending on, but excluding, the last business day prior to the date of the consummation of the transaction divided by the number of outstanding shares of Company common stock as of the Pricing Date.

Each outstanding share of the Company’s Series A preferred stock shall remain issued and outstanding as a result of the First Merger, and at the effective time of the Second Merger, shall automatically be converted into the right to receive one newly issued share of Series C preferred stock of ARI. Immediately prior to the consummation of the First Merger, each outstanding share of restricted stock or restricted stock unit that settles for shares of common stock of the Company (collectively, the “Company Restricted Shares”) which was not then vested shall vest and be converted into the right to receive, with respect to the share of the Company common stock underlying such Company Restricted Share, the per common share consideration described above.

The Company and ARI have made certain customary representations and warranties to each other in the Merger Agreement. The Merger Agreement also contains a go-shop provision, pursuant to which the Company may initiate, solicit, facilitate and encourage (publicly or otherwise) any inquiry or the making of any proposals or offers that constitute, or may reasonably be expected to lead to, an alternative transaction, for a period of 35 days after the date of the Merger Agreement (the “Go-Shop Period”). After the date of the Merger Agreement and prior to approval by the Company stockholders, the Company may terminate the Merger Agreement to accept, and enter into an agreement providing for a “Superior Proposal” if the Board of Directors determines in good faith (after consultation with outside legal counsel and a nationally recognized financial advisor) that it has received a “Superior Proposal” and the failure to take such action would be inconsistent with the Company directors’ duties under applicable law. In the event of a “Superior Proposal”, ARI shall have the opportunity, for at least five business days, to adjust its proposal such that the new proposal is no longer a “Superior Proposal”.

The Merger Agreement also includes certain termination rights for both the Company and ARI and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to pay ARI a termination fee of (i) $7,500,000 if the transaction is terminated relating to an alternative proposal during the Go-Shop Period or by an Excluded Party or (ii) $12,000,000 if the transaction is terminated in all other circumstances, and/or reimburse the Company’s transaction expenses in an amount up to $6,000,000.

Concurrently with the execution of the Merger Agreement, ARM Manager, LLC (the “Manager”) entered into a side letter agreement (the “Side Letter”) with the Company, pursuant to which the Manager agreed to perform such services and activities as may be necessary to enable the Company to consummate the Mergers and other transactions contemplated by the Merger Agreement.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and a copy of the Side Letter is attached hereto as Exhibit 10.1, and all are incorporated herein by reference. The foregoing descriptions of the Merger Agreement and the Side Letter do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements. The representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company or ARI at the time they were made or otherwise.

Item 7.01 Regulation FD Disclosure.

On February 26, 2016, the Company and ARI issued a joint press release announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1.

Additional Information and Where to Find It

In connection with the proposed transaction, ARI intends to file a registration statement on Form S-4 that will serve as a prospectus for the ARI shares to be issued as consideration in the proposed transaction and the Company intends to file a proxy statement and other relevant materials with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROSPECTUS AND PROXY STATEMENT AND OTHER RELEVANT MATERIALS IN THEIR ENTIRETY BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, ARI AND THE PROPOSED TRANSACTION. These materials will be made available to the stockholders of the Company at no expense to them and are expected to be mailed to stockholders. When available after filing, the prospectus and proxy statement and other relevant information may be obtained without charge from the website of the Securities and Exchange Commission at www.SEC.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at www.apolloresidentialmortgage.com, and copies of the documents filed by ARI with the SEC are available free of charge on ARI’s website at www.apolloreit.com.

This document is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This document is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to stockholders in connection with the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

Information set forth in this Current Report on Form 8-K (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to whether and when the transactions contemplated by the Merger Agreement will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals for the transaction and the approval of the Merger Agreement by the stockholders of both parties; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the customers of the respective parties. Additional factors that may affect future results are contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

2.1	Agreement and Plan of Merger, dated as of February 26, 2016, by and among Apollo Commercial Real Estate Finance, Inc., Arrow Merger Sub, Inc. and Apollo Residential Mortgage, Inc.

10.1	Letter agreement, dated as of February 26, 2016, by and among Apollo Residential Mortgage, Inc., ARM Manager, LLC and ARM Operating, LLC.

99.1	Joint Press Release issued by Apollo Commercial Real Estate Finance Inc. and Apollo Residential Mortgage, Inc. on February 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO RESIDENTIAL MORTGAGE, INC.

Date: February 26, 2016	By:	/s/ Michael A. Commaroto
Michael A. Commaroto
President and Chief Executive Officer